PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED TEXT HAS BEEN MARKED WITH AN ASTERISK ([ * ]) AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


================================================================================



                                 LOAN AGREEMENT


                                     between


                          LEHMAN BROTHERS HOLDINGS INC.
                                     Lender


                                       and


                                      [ * ]
                                    Borrower



                           Dated: as of July 10, 2002


                               Property Location:


                                      [ * ]







                               Shapiro & Block LLP
                              315 Park Avenue South
                                   19th Floor
                            New York, New York 10010
                          Attn.: Marc S. Shapiro, Esq.

================================================================================

                                TABLE OF CONTENTS
                                -----------------

Section                                                                                                        Page
1.    DEFINED TERMS...............................................................................................4

2.    PAYMENT OF DEBT; INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS......................................9

3.    WARRANTY OF TITLE..........................................................................................10

4.    INSURANCE..................................................................................................11

5.    PAYMENT OF TAXES...........................................................................................14

6.    TAX AND INSURANCE ESCROW FUND..............................................................................14

7.    ANNUAL BUDGETS; ACCOUNTS...................................................................................15

8.    CONDEMNATION...............................................................................................16

9.    LEASES AND RENTS...........................................................................................17

10.      REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING LOAN...............................................18

11.      SINGLE PURPOSE ENTITY; AUTHORIZATION; NEGATIVE COVENANTS................................................20

12.      MAINTENANCE OF MORTGAGED PROPERTY.......................................................................21

13.      TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY.......................................................22

14.      ESTOPPEL CERTIFICATES; AFFIDAVITS.......................................................................23

15.      CHANGES IN THE LAWS REGARDING TAXATION..................................................................23

16.      NO CREDITS ON ACCOUNT OF THE DEBT.......................................................................23

17.      DOCUMENTARY STAMPS......................................................................................24

18.      CONTROLLING AGREEMENT...................................................................................24

19.      BOOKS AND RECORDS.......................................................................................24

20.      PERFORMANCE OF OTHER AGREEMENTS.........................................................................25

21.      FURTHER ASSURANCES; RIGHT TO SPLIT AND PARTICIPATE THE LOAN.............................................25

22.      RECORDING OF MORTGAGE...................................................................................26

23.      REPORTING REQUIREMENTS..................................................................................26

24.      EVENTS OF DEFAULT.......................................................................................27

25.      LATE PAYMENT CHARGE; SERVICER'S FEES....................................................................28

26.      RIGHT TO CURE DEFAULTS..................................................................................29

                                       i




27.      REMEDIES................................................................................................29

28.      RIGHT OF ENTRY..........................................................................................32

29.      SECURITY AGREEMENT......................................................................................32

30.      ACTIONS AND PROCEEDINGS.................................................................................32

31.      WAIVER OF SETOFF AND COUNTERCLAIM.......................................................................32

32.      CONTEST OF CERTAIN CLAIMS...............................................................................33

33.      RECOVERY OF SUMS REQUIRED TO BE PAID....................................................................33

34.      MARSHALLING AND OTHER MATTERS...........................................................................33

35.      HAZARDOUS SUBSTANCES....................................................................................33

36.      ASBESTOS................................................................................................34

37.      ENVIRONMENTAL MONITORING................................................................................34

38.      MANAGEMENT OF THE MORTGAGED PROPERTY....................................................................35

39.      HANDICAPPED ACCESS......................................................................................36

40.      ERISA...................................................................................................37

41.      INDEMNIFICATION.........................................................................................37

42.      NOTICE..................................................................................................38

43.      AUTHORITY...............................................................................................38

44.      WAIVER OF NOTICE........................................................................................38

45.      REMEDIES OF BORROWER....................................................................................39

46.      SOLE DISCRETION OF LENDER...............................................................................39

47.      NON-WAIVER..............................................................................................39

48.      NO ORAL CHANGE..........................................................................................39

49.      LIABILITY...............................................................................................39

50.      INAPPLICABLE PROVISIONS.................................................................................40

51.      SECTION HEADINGS........................................................................................40

52.      COUNTERPARTS............................................................................................40

53.      CERTAIN DEFINITIONS.....................................................................................40

                                       ii



54.      HOMESTEAD...............................................................................................40

55.      ASSIGNMENTS.............................................................................................40

56.      SUBMISSION TO JURISDICTION..............................................................................40

57.      AGENT FOR RECEIPT OF PROCESS............................................................................41

58.      SERVICE OF PROCESS......................................................................................41

59.      WAIVER OF JURY TRIAL....................................................................................41

60.      CHOICE OF LAW...........................................................................................41

61.      ADVANCES OF UNFUNDED PROCEEDS; CONDITIONS PRECEDENT.....................................................42

62.      INAPPLICABILITY OF CERTAIN PROVISIONS BY REASON OF PORTIONS OF THE MORTGAGED PROPERTY NOT OPERATING;
         INAPPLICABILITY OF REFERENCES TO MANAGEMENT AGREEMENT AND FRANCHISE AGREEMENT...........................43

63.      SERVICER'S FAILURE......................................................................................43

64.      LIMITATIONS ON RECOURSE.................................................................................43

65.      ENVIRONMENTAL RESERVE...................................................................................43


                                 LOAN AGREEMENT
                                 --------------


                  This LOAN AGREEMENT dated as of July ____, 2002, between [ * ] , a [ * ] limited liability company having its principal place of business at c/o Insignia Financial Group, Inc., 200 Park Avenue, 19th Floor, New York, New York 10166 ("Borrower"), and LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation, having an address at 399 Park Avenue, 8th Floor, New York, New York 10022 ("Lender").


                              W I T N E S S E T H:
                              --------------------


                  WHEREAS, Lender is concurrently herewith making a loan to Borrower in the original principal amount of Forty Million and 00/100 ($40,000,000.00) Dollars (the "Loan") secured by a mortgage lien on, and security interest in, Borrower's interest in and to the real and personal property known as [ * ] and located in [ * ];

                  WHEREAS, the Loan is evidenced by a certain Mortgage Note dated the date hereof made by Borrower in favor of Lender (the "Note") and secured by, among other things, a certain First Priority Mortgage dated as of the date hereof and encumbering the Mortgaged Property (the "Mortgage"; the Note, the Mortgage, this Agreement and all other documents executed or delivered in connection with the Loan, collectively, the "Loan Documents"); and

                  WHEREAS, Lender and Borrower have agreed to enter into this Loan Agreement to memorialize their understanding regarding their respective rights and obligations in respect of the Loan.

                  NOW, THEREFORE, in consideration of the making of the Loan and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                  1.       DEFINED TERMS
                           -------------
                  The following terms shall have the following meanings:

                  (a)          "Access Laws" has the meaning set forth in
Section 39 hereof.

                  (b)          "Accounts" has the meaning set forth in
Section 7 hereof.

                  (c)          "Asbestos" has the meaning set forth in
Section 36 hereof.

                  (d)          "Assignment" has the meaning set forth in
Section 2 hereof.

                  (e) "Borrower" has the meaning set forth in the preamble to this Agreement.

                  (f) "Budget" means, collectively, the following budgets: (i) the budget for the use and application of the portion of the Loan being advanced on the date hereof and Borrower's equity being invested in the Mortgaged Property on the date hereof, all as more particularly set forth in Exhibit A hereto; (ii) the budget for the use and application of the Unfunded Proceeds as and when advanced; and (iii) subject to the provisions of Section 62 hereof, the annual budget for the use and application of all gross revenue derived from the operation of the Mortgaged Property, including all expenses to be satisfied from the Accounts for each calendar year for so long as any portion of the Debt remains outstanding.

                  (g) "Capital Expenses" means all payments for any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized consistent with accounting methods employed by Borrower for the Mortgaged Property.

                  (h) "Collateral" means that portion of the Mortgaged Property that is subject to the Uniform Commercial Code.

                  (i)          "Condemnation" has the meaning set forth in
Section 8 hereof.

                  (j) "[ * ] Pledge" means the pledge of [ * ] Permit No. [ * ] executed and approved by the [ * ] Department of [ * ], [ * ] Commission, in accordance with [ * ].

                  (k) "Debt" means the outstanding principal balance of the Note from time to time, with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents.

                  (l) "Default Rate" means the rate of interest payable from and after the occurrence of an Event of Default, as more particularly described in the Note; provided, however, that with respect to an Event of Default of the type described in Section 24(a) hereof, such rate of interest shall apply from and after the date on which any such payment is due, without any period of grace or cure, as more particularly described in the Note.

                  (m) "Environmental Agreement" has the meaning set forth in Section 2 hereof.

                  (n)          "Environmental Laws" has the meaning set forth in
Section 35 hereof.

                  (o) "Environmental Reserve Account" has the meaning set forth in Section 7 hereof.

                  (p) "Equipment" means all machinery, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary [ * ] equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements.

                  (q) "ERISA" has the meaning set forth in Section 40 hereof.

                  (r)          "Event of Default" has the meaning set forth in
Section 24 hereof.

                  (s) "Expenses" means the aggregate of the following items actually incurred by Borrower, whether or not paid, during the 12 month period ending one month prior to the date on which the NOI is to be calculated (except that Capital Expenses shall be excluded from any calculation of Expenses):

                        (i)    Taxes and Other Charges;

                        (ii) sales and use taxes (if any), gross receipts, [ * ] and personal property taxes;

                        (iii) management fees under the Management Agreement, in no event to exceed five (5%) percent of gross revenue derived from the operation of the Mortgaged Property and disbursements;

                        (iv) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses;

                        (v) franchise fees and other fees due under a Franchise Agreement;

                        (vi)   Insurance Premiums;

                        (vii)  the cost of utilities, and all other
       administrative, management, ownership, operating, leasing and maintenance expenses incurred in connection with the operation of the Mortgaged Property;

                        (viii) the cost of replacement of Equipment with Equipment of like kind and quality or of such kind or quality that is necessary to maintain the Mortgaged Property to the same standards as competitive properties of similar size and location to the Mortgaged Property or that are required under the Franchise Agreement; and

                        (ix) the cost of any other maintenance materials, HVAC repairs, parts and supplies, and equipment.

                  (t) "Franchise Agreement" means a franchise agreement approved by Lender from time to time, if any, pursuant to which Borrower has the right to operate a [ * ] located on the Mortgaged Property under a name and/or [
* ] controlled by a Franchisor.

                  (u) "Franchisor" means any franchisor approved by Lender and party to a Franchise Agreement.

                  (v) "Guarantor" means any guarantor of all or any part of the Debt.

                  (w) "Hazardous Substances" has the meaning set forth in Section 35 hereof.

                  (x) "Improvements" means the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located on the Premises, together with all permits required therefor.

                  (y)          "Insurance Premiums" has the meaning set forth in
Section 4(d) hereof.

                  (z)          "Insured Casualty" has the meaning set forth in
Section 4(e)(ii) hereof.

                  (aa) "Intangibles" means, without limitation, all accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as such terms are defined in the Uniform Commercial Code, and all contract rights, franchises, books, records, appraisals, architects and engineering plans, specifications, environmental and other reports relating to the Premises, trademarks, trade names, symbols, permits, licenses (to the extent assignable), approvals, actions, tenant or guest lists, correspondence with present and prospective purchasers, tenants, guests and suppliers, advertising materials and telephone exchange numbers as identified in such materials, refunds of real estate taxes and assessments and causes of action which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon.

                  (bb)         "Interest Account" has the meaning set forth in
Section 7 hereof.

                  (cc) "Leases" means all leases and other agreements affecting the use, enjoyment or occupancy of the Premises or the Improvements heretofore or hereafter entered into (including, without limitation, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of the Premises), together with any guarantees, supplements, amendments, modifications, extensions and renewals of any thereof, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

                  (dd) "Lender" has the meaning set forth in the preamble to this Agreement.

                  (ee) "Loan" has the meaning set forth in the recitals of this Agreement.

                  (ff) "Loan Documents" has the meaning set forth in the recitals of this Agreement.

                  (gg) "Loan-to-Value Ratio" means the ratio of: (i) the Debt, plus all other debt (or other liquidated economic obligations) which are then outstanding and secured by the Mortgaged Property, to (ii) the appraised value of the Mortgaged Property as estimated by an appraiser acceptable to Lender. Any appraisal for purposes of calculating the Loan-to-Value Ratio shall be performed in accordance with the then-approved standards under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended (FIRREA).

                  (hh)         "Lockbox Account" has the meaning set forth in
Section 7 hereof.

                  (ii) "Management Agreement" means any management agreement approved by Lender pursuant to which Manager operates the Mortgaged Property.

                  (jj) "Manager" means any property or similar manager approved by Lender and party to a Management Agreement.

                  (kk) "Maturity Date" has the meaning ascribed in the Note.

                  (ll) "Mortgage" has the meaning set forth in the recitals of this Agreement.

                  (mm) "Mortgaged Property" shall mean the Premises, all real and personal property located on or related to the Premises, including without limitation, the Collateral, Equipment, Improvements, Intangibles, Rents, Condemnation awards, [ * ] permits, insurance proceeds, tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records, all refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Premises as a result of tax certiorari or any applications or proceedings for reduction, all agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all proceeds, substitutions and replacements thereof.

                  (nn) "NOI" means the gross revenue derived from the operation of the Mortgaged Property less Expenses. NOI shall include only Rents and such other revenue, including any rent loss, business interruption or business income insurance proceeds, vending or concession revenue, late fees, forfeited security deposits and other miscellaneous tenant charges, which are actually received and Expenses actually incurred and paid during the period for which the NOI is being calculated, as set forth on operating statements satisfactory to Lender. NOI shall be calculated on a cash basis in accordance with generally accepted accounting principles consistently applied, based on the Uniform System of Accounts.

                  (oo) "Note" has the meaning set forth in the recitals of this Agreement.

                  (pp) "Operating Expense Account" has the meaning set forth in Section 7 hereof.

                  (qq)         "Other Charges" has the meaning set forth in
Section 5 hereof.

                  (rr)         "Policies" has the meaning set forth in
Section 4(d) hereof.

                  (ss) "Premises" means the real property comprising the Mortgaged Property, more particularly described on Exhibit A to the Mortgage.

                  (tt) "Redevelopment Agreement" means that certain Redevelopment Funds Agreement dated as of the date hereof between Borrower and Lender.

                  (uu) "Redevelopment Funds Account" has the meaning set forth in Section 7 hereof.

                  (vv)         "Remedial Work" has the meaning set forth in
Section 37 hereof.

                  (ww) "Rents" means all income, rents, room rates, issues, profits, revenues (including oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Mortgaged Property including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, mini-bars, meeting rooms, banquet rooms and recreational facilities and otherwise, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Mortgaged Property or personalty located thereon, or rendering of services by Borrower or any operator or manager of the Mortgaged Property or acquired from others including, without limitation, from the rental of any office space, retail space, commercial space, guest room or other space, halls, stores or offices, including any deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, enjoyment or occupancy of the Mortgaged Property; provided, however, that Rents shall not include fees that may paid to Borrower upon the purchase of [ * ] membership interests.

                  (xx)         "Securities" has the meaning set forth in
Section 21 hereof.

                  (yy) "Security Deposits Account has the meaning set forth in Section 7 hereof.

                  (zz) "Servicer" means the servicer of the Loan designated by Lender, in its sole and absolute discretion, from time to time.

                  (aaa) "Tax and Insurance Escrow Account" has the meaning set forth in Section 7 hereof.

                  (bbb) "Tax and Insurance Escrow Fund" has the meaning set forth in Section 6 hereof.

                  (ccc) "Taxes" has the meaning set forth in Section 5 hereof.

                  (ddd) "Uniform Commercial Code" means the Uniform Commercial Code, as adopted and enacted by the Territory where any of the Mortgaged Property is located.

                  (eee) "Unfunded Commitment Fee" has the meaning set forth in the Note.

                  (fff) "Unfunded Proceeds" has the meaning set forth in the Note.

                  (ggg) "Uniform System of Accounts" has the meaning set forth in Section 19 hereof.

                  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note.

                  2. PAYMENT OF DEBT; INCORPORATION OF COVENANTS, CONDITIONS AND AGREEMENTS
                       -------------------------------------------------------

                  (a) Borrower will pay the Debt at the time and in the manner provided in the Note, the Mortgage and in this Agreement. Subject to the provisions of Section 62 hereof, all gross revenue derived from the Mortgaged Property (other than fees that may paid to Borrower upon the purchase of [ * ] membership interests at the Mortgaged Property) shall be paid directly into the Lockbox Account and, on a monthly basis, or more frequently if dictated by specific circumstances, Servicer shall release funds held in the Lockbox Account for distribution to the Accounts and otherwise in accordance with the then-applicable Budget in the following order of priority:

                       (i)   first, to fund the Tax and Insurance Escrow
         Account;

                       (ii) next, the balance, if any, to reimburse Lender for any unpaid costs and expenses incurred by Lender on Borrower's behalf or in the enforcement of Lender's rights hereunder, including the Unfunded Commitment Fee as and when payable;

                       (iii) next, the balance, if any, to fund the Operating Expense Account;

                       (iv) next, the balance, if any, to fund the Interest Account; and

                       (v) fifty (50%) percent of the balance, if any, to reduce the outstanding principal balance of the Loan, and the remaining balance to Borrower.

                  (b) Additionally, on the fifteenth day of each month (except that if the fifteenth day of the month is not a business day, then on the last business day preceding the fifteenth day of such month), Servicer shall withdraw funds from the Lockbox Account for same-day disbursement to fund the Operating Expense Account in accordance with the then-applicable Budget, to the extent that such account requires replenishment in accordance with the then-applicable Budget.

                  (c) Anything herein to the contrary notwithstanding, a portion of the Loan being advanced on and as of the closing date is being deposited into the Redevelopment Funds Account. If proceeds of the Lockbox are insufficient from time to time to satisfy Borrower's obligations to pay: (i) the monthly installments of the Tax and Insurance Escrow Fund due under Section 6 hereof; (ii) accrued and unpaid interest next becoming due under the Note; and
(iii) the Servicer's fees to the extent of the payment thereof next becoming due under Section 25(b) hereof, then proceeds shall be released from the Redevelopment Funds Account in an amount sufficient to pay such amounts.

                  (d) Servicer shall, on Borrower's behalf, pay from the Interest Account and in accordance with the then-applicable Budget, the Debt at the time and in the manner provided in the Note, the Mortgage and in this Agreement.

                  (e) All the covenants, conditions and agreements contained in the Note, the Mortgage, the Assignment of Leases and Rents dated as of the date hereof from Borrower to Lender (the "Assignment"), the [ * ] Pledge, the Environmental Indemnity Agreement dated as of the date hereof among Lender, Borrower and Insignia [ * ] Corp. (the "Environmental Agreement") and the other Loan Documents are hereby made a part of this Agreement to the same extent and with the same force as if fully set forth herein.


                  3.   WARRANTY OF TITLE
                       -----------------

                  Borrower represents and warrants that Borrower has: (a) good and insurable fee simple title to that portion of the Mortgaged Property known as Parcels Nos. [ * ], [ * ], [ * ], [ * ]; (b) a valid leasehold interest in that portion of the Mortgaged Property known as Parcels Nos. [ * ], [ * ],
[ * ], [ * ], [ * ]; and (c) use and development rights of that certain [ * ] area pursuant to [ * ] permit [ * ] (as may be amended or replaced) adjacent to the fee property referenced in subsection (a) of this Section. Borrower further represents and warrants that Borrower has the full power, authority and right to execute, deliver and perform its obligations under this Agreement and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign, hypothecate and grant a security interest in the Mortgaged Property and that Borrower possesses an unencumbered fee and leasehold estate in the Premises and the Improvements, and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions approved by Lender or shown in the title insurance policy insuring the lien of the Mortgage, and that the Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to such exceptions. Borrower shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage and shall forever warrant and defend such title, validity and priority to Lender against the claims of all persons whomsoever.


                  4.   INSURANCE
                       ---------

                  (a) Borrower, at its sole cost and expense, will keep the Mortgaged Property insured during the entire term of this Agreement for the mutual benefit of Borrower and Lender against loss or damage by fire and against loss or damage by other risks and hazards covered by a standard property and extended coverage insurance policy including, to the extent available in the insurance market at commercially reasonable rates, terms and limits, windstorm, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The insurance policy or policies insuring any structural improvements on the Mortgaged Property shall contain, where applicable, option perils and income loss endorsements and if any of the Improvements or the use of the Mortgaged Property shall at any time constitute legal non-conforming structures or uses, a law and ordinance endorsement. Such insurance, to the extent available in the marketplace, shall be: (i) for property insurance on structures and improvements, an amount equal to the then functional replacement cost of the structures and improvements without deduction for physical depreciation; provided, however, that, to the extent available in the marketplace, such insurance shall be in an amount such that the insurer would not deem Borrower a co-insurer under such policies. The deductible for such property insurance (except for the perils of windstorm, wave action, earthquake or any other coverage for which deductibles are commonly or customarily in the insurance industry based on a percentage of the total insurable value of the property, with respect to a two (2%) percent "value at risk" deductible shall apply) shall not exceed $50,000.00, unless a higher deductible is required by law. Unless such premiums are deposited in escrow pursuant to Section 6 of this Agreement, the premiums for the insurance carried in accordance with this Section shall be paid annually in advance and each policy shall contain, as applicable and if available, the "Replacement Cost Endorsement" with a waiver of depreciation. Anything herein to the contrary notwithstanding, Borrower shall not be required to insure against loss by reason of damage to the bulkhead and retaining wall located on the portion of the Mortgaged Property that is subject to the Ground Lease (as such term is defined in the Mortgage) provided: (I) such losses are covered by an insurance policy for the benefit of the lessor under the Ground Lease; and (II) such ground lessor is obligated in all events to use any and all proceeds of such insurance to repair, restore, rebuild and reconstruct such bulkhead and retaining wall.

                  (b) Borrower shall also obtain and maintain during the entire term of this Agreement, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance (all of the policies of insurance required pursuant to this Section 4, collectively, the "Policies"):

                       (i)      INTENTIONALLY OMITTED.

                       (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "dram shop" or other liquor liability coverage if alcoholic beverages are sold from the Mortgaged Property, and containing limits per occurrence and in the aggregate of $50,000,000.00 for the Premises and the Improvements, or such greater amount as may be required under the Franchise Agreement. Such coverage may be provided under blanket policies of insurance or any combination of primary and excess or umbrella liability insurance policies.

                       (iii) Rental loss insurance in an amount equal to the aggregate annual amount of all rents and additional rents payable by all of the tenants under the Leases (whether or not such

         Leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period of one year after the date of the fire or covered casualty in question. The amount of such rental loss insurance shall be increased from time to time during the term of this Agreement as and when new Leases and renewal Leases are entered into in accordance with the terms of this Agreement, to reflect all increased rent and increased additional rent payable by all of the tenants under such renewal Leases and all rent and additional rent payable by all of the tenants under such new Leases.

                       (iv) Business income insurance containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and in an amount equal to the sum of Expenses and NOI, in each case for the preceding full calendar year. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter.

                       (v) Insurance, in an amount equal to the lesser of $2,000,000.00, or the insurable value of the Improvements, against loss or damage from: (A) leakage of sprinkler systems; and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements; provided, however, that the insurance coverage under this subsection shall not be required until such time as such apparatus is actually installed at the Mortgaged Property.

                       (vi) Worker's compensation insurance including, if required, Longshoreman's and Harborworkers' Liability insurance, with respect to any employees of Borrower, as required by any governmental authority or legal requirement with limits no less than the amount required by applicable law.

                       (vii) Motor vehicle liability coverage for all owned and non-owned vehicles, if any, including rented and leased vehicles, containing minimum limits per occurrence of $5,000,000.00, or such greater amount as may be required under the Franchise Agreement.

                       (viii) A blanket fidelity bond and errors and omissions insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by: (A) Borrower's personnel; and (B) temporary contract employees or student interns.

                       (ix) Earthquake insurance (including subsidence), if the Mortgaged Property is located in an earthquake prone region and if required by Lender, to the extent available in the insurance market at commercially reasonable rates.

                       (x) The insurance provided for in subsection (a) of this Section written in a so-called builder's risk completed value form: (A) on a non-reporting basis; (B) against all risk insured against pursuant to subsection (a) of this Section, (C) including permission to occupy the Mortgaged Property, (D) with an agreed amount endorsement waiving co-insurance provisions; and (E) otherwise subject to the caveats and provisions set forth in subsection (a) of this Section.

                       (xi) Insurance covering environmental liabilities in form and substance, and with limits and premiums, mutually agreeable to Borrower and Lender, with required limits not to exceed $20,000,000.00 per occurrence and in the aggregate, and naming Lender and Borrower as insured parties thereunder.

                       (xi) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests in the Mortgaged Property or as may be required by the Franchise Agreement, in all cases to be in amounts and covering such risks as are consistent with the requirements of similar lenders for like properties in the vicinity of such portion of the Mortgaged Property for which such other insurance is being required.

                  (c) Borrower shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each 12-month period) by using the F.W. Dodge Building Index to determine whether there has been an increase in the replacement cost of the improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

                  (d) All property and extended coverage insurance policies shall: (i) be issued by an insurer with an "A" rating or better for claims paying ability by Moody's Investors Service, Inc. and Standard & Poor's Rating Group, or a general policy rating of "A" or better and a financial class of VIII or better assigned by A.M. Best Company, Inc.; (ii) be maintained throughout the term of this Agreement without cost to Lender; (iii) include the interest of Lender for any such loss; (iv) contain such provisions as Lender deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer thereunder, and that Lender shall receive at least 30 days prior written notice of any material modification, reduction or cancellation; and (v) be reasonably satisfactory in form and substance to Lender, and be approved by Lender, acting reasonably, as to amounts, risk coverage, deductible, loss payees and insureds. Borrower shall pay the premiums for the Policies (the "Insurance Premiums") as they become due and payable. Not later than 30 days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each Policy.

                  (e) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice thereof to Lender.

                       (i) In the case of a loss covered by any policy insuring the Mortgaged Property, Lender may: (A) settle and adjust any claim without the consent of Borrower, or (B) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, however, that Borrower may adjust losses aggregating not in excess of $50,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such insurance proceeds and make such proceeds available to Borrower for restoration of the Mortgaged Property in accordance with the terms hereof. The reasonable expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt, shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender on demand.

                       (ii) In the event of any insured damage to or destruction of the Mortgaged Property or any part thereof (an "Insured Casualty") the proceeds of insurance shall be paid to Lender for application in repayment of the Debt.

                       (iii) In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.

                       (iv)     Intentionally omitted.

                       (v)      Intentionally omitted.

                  (f) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Borrower may carry insurance not required under this Agreement, provided any such insurance affecting the Mortgaged Property shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section.

                  (g) Any insurance coverages required hereunder may be carried under a blanket policy which covers property other than the Mortgaged Property.

                  5.   PAYMENT OF TAXES
                       ----------------

                  Borrower shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied, assessed or imposed against the Mortgaged Property or any part thereof (collectively, the "Other Charges") as they become due and payable. Borrower will deliver to Lender evidence satisfactory to Lender that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than 30 days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Borrower shall furnish to Lender or its designee receipts for the payment of the Taxes, Other Charges and charges for utility services prior to the date that such obligations shall become delinquent. Borrower shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest Borrower shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with Section 32 hereof.

                  6.   TAX AND INSURANCE ESCROW FUND
                       -----------------------------

                  Borrower shall pay to Lender on the first day of each calendar month: (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing 12 months; and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts described in clauses (a) and (b) above, collectively, the "Tax and Insurance Escrow Fund"). The Tax and Insurance Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 4 and 5 hereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4 and 5 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. If the Tax and Insurance Escrow Fund is not sufficient to pay the items set forth in clauses (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. All interest actually accruing on the balance from time to time of the Tax and Insurance Escrow Fund shall be added thereto, and shall be deemed for all purposes to be and become a part thereof.


                  7.   ANNUAL BUDGETS; ACCOUNTS
                       ------------------------

                  (a) Subject to the provisions of Section 62 hereof, no later than December 1 of each year Borrower shall submit to Lender, for Lender's approval, a form of Budget for the 12 calendar months succeeding the term covered by the last approved Budget. Lender's approval of any proposed Budget shall not be unreasonably withheld or delayed. If Lender's approval or disapproval is not given prior to December 31, Borrower shall be deemed to be authorized to operate the Mortgaged Property in accordance with the most recently approved Budget with each line item increased by five (5%) percent; provided, however, that if Lender does not affirmatively disapprove such proposed Budget by January 31, the proposed Budget shall be deemed approved.

                  (b) Borrower shall this day, or as soon hereafter as is practicable, establish and shall thereafter maintain the following interest-bearing escrow accounts at one or more federally insured institutions to be designated by Lender (collectively, the "Accounts"), each of which shall be in Servicer's name with Borrower as beneficial owner (except for the Operating Expense Account, which shall be in Borrower's name), pledged to Lender pursuant to the Loan Documents as additional security for the Loan:

                       (i) Lockbox Account, into which shall be paid directly, all gross revenue derived from operation of the Mortgaged Property (the "Lockbox Account");

                       (ii) Operating Expense Account, into which shall be deposited semi-monthly, pursuant to the then-applicable Budget, proceeds from the Lockbox Account sufficient for Borrower to discharge the normal and ordinary day-to-day general operating expenses of the Mortgaged Property for which a separate Account has not been established, including Lender-approved fees to Borrower's affiliates (the "Operating Expense Account"); provided, however, that the Operating Expense Account shall be funded as of the date hereof with certain proceeds of the Loan, as more particularly set forth in the Budget;

                       (iii) Redevelopment Funds Account: (A) into which shall be deposited (1) at closing, the amount by which $38,500,000.00 (comprised of the $20,000,000.00 portion of the Loan being funded on and as of the date hereof and Borrower's required minimum equity of $18,500,000.00) exceeds the actual costs and expenses payable upon the closing of the acquisition of the Mortgaged Property; and (2) the Unfunded Proceeds, as and when advanced in accordance with the provisions of Section 61 hereof; and (B) from which proceeds shall be disbursed (1) from time to time to fund the Interest Account and the Tax and Insurance Escrow Account, and to pay the Servicer's fees, when the balance in the Lockbox Account is otherwise insufficient to fund such Accounts and pay such fees, and (B) at Borrower's request to fund Lender-approved costs of construction at the Mortgaged Property, and other Lender-approved soft costs in connection with the development and operation of the Mortgaged Property as more particularly set forth in the Redevelopment Agreement (the "Redevelopment Funds Account");

                       (iv) Environmental Reserve Account, into which shall be deposited at closing $165,000.00, and from which proceeds shall be released from time to time as more particularly set forth in Section 65 hereof (the "Environmental Reserve Account");

                       (v) Interest Account, into which shall be deposited monthly, pursuant to the then-applicable Budget, proceeds from the Lockbox Account or, to the extent proceeds of the Lockbox Account are insufficient for such purpose, proceeds from the Redevelopment Funds Account or, to the extent proceeds of the Redevelopment Funds Account are insufficient for such purpose, Unfunded Proceeds, in any such case in an amount sufficient to satisfy Borrower's obligations for the regular and periodic monthly payment of interest on the outstanding principal balance of the Loan (the "Interest Account");

                       (vi) Tax and Insurance Escrow Account, into which shall be deposited monthly, pursuant to the then-applicable Budget, proceeds from the Lockbox Account or, to the extent proceeds of the Lockbox Account are insufficient for such purpose, proceeds from the Redevelopment Funds Account or, to the extent proceeds of the Redevelopment Funds Account are insufficient for such purpose, Unfunded Proceeds, in any such case in an amount sufficient to satisfy Borrower's obligations under Section 6 hereof (the "Tax and Insurance Escrow Account"); and

                       (vii) Security Deposits Account, into which shall be deposited at closing (and thereafter upon receipt), all sums held by Borrower as security deposits under tenant leases (the "Security Deposits Account").

                  (c) Servicer, as Lender's agent, shall have sole signatory authority with respect to any and all withdrawals from the Accounts, except for the Operating Expense Account with respect to which Borrower shall have sole signatory authority. All such withdrawals shall be made solely in accordance with the then-applicable Budget, and by this instrument Borrower does hereby irrevocably authorize and direct Servicer to make all such withdrawals on Borrower's behalf to satisfy Borrower's obligations hereunder.

                  (d) All interest actually accrued on the balance from time to time of the Accounts shall be added thereto, and shall be deemed for all purposes to be and become a part thereof.


                  8.   CONDEMNATION
                       ------------

                  (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and, provided no Event of Default has occurred and is continuing, in consultation with Borrower, to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Agreement. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

                  (b) If the Mortgaged Property shall be the subject of a Condemnation, in whole or in part, Borrower shall give prompt notice thereof to Lender.

                       (i) In the case of a Condemnation, Lender may: (A) settle and adjust any claim, provided no Event of Default has occurred and is continuing, in consultation with Borrower, or (B) allow Borrower to agree with the condemning authority on the amount to be paid upon the Condemnation; provided, however, that Borrower may adjust losses aggregating not in excess of $50,000.00 if such adjustment is carried out in a competent and timely manner, and provided in any case that Lender shall be, and is hereby, authorized to collect and receipt for any such Condemnation award or proceeds. The expenses incurred by Lender in the adjustment and collection of a Condemnation award or proceeds shall become part of the Debt, shall be secured by the Mortgage and shall be reimbursed by Borrower to Lender on demand.

                       (ii) In the event of any Condemnation affecting all or any portion of the Mortgaged Property the cash proceeds of any such Condemnation shall be paid to Lender for application in repayment of the Debt.

                       (iii) In no case shall any such application reduce or postpone any payments otherwise required pursuant to the Note, other than the final payment on the Note.


                  9.   LEASES AND RENTS
                       ----------------

                  (a) In connection with the Loan, Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower's right, title and interest in all current and future Leases and Rents, it being intended by Borrower that such assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Lender. Borrower shall execute and deliver to Lender such additional instruments, in form and substance reasonably satisfactory to Lender, as may hereafter be requested by Lender to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section, Lender has granted to Borrower a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Borrower shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, in trust for the benefit of Lender for use in the payment of such sums. Upon the occurrence of an Event of Default, the license granted to Borrower shall automatically be revoked, and Lender shall immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Mortgaged Property. Lender is hereby granted and assigned by Borrower the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after revocation of the license may be applied toward payment of the Debt in such priority and proportions as Lender in its discretion shall deem appropriate.

                  (b) Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates and shall be arms-length transactions. Lender's consent shall not be required with respect to proposed Leases which:

                       (i)    are for less than 5,001 rentable square feet; and

                       (ii) do not contain any terms which would materially adversely affect Lender's rights under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents,

Lender's approval shall be required with respect to all other proposed Leases, which approval shall not be unreasonably withheld or delayed. All Leases shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender, and Lender shall enter into non-disturbance agreements, in form and substance reasonably acceptable to Lender, with those tenants entitled thereto under and pursuant to approved Leases. Borrower shall: (A) observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (B) promptly send to Lender copies of all notices of default which Borrower shall send or receive thereunder; (C) enforce all of the terms, covenants and conditions contained in the Lease on the part of the lessee thereunder to be observed or performed, short of termination thereof; (D) except for the first and last month's rents and the security deposit, if any, not collect any Rents more than one month in advance; (E) not execute any other assignment of the lessor's interest in the Leases or Rents; (F) other than any month-to-month Leases and de minimis non-financial amendments, not alter, modify or change the terms of the Leases without the prior written consent of Lender (which consent shall not be unreasonably withheld or delayed), or, except if a lessee is in default, cancel or terminate the Leases or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Mortgaged Property or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; provided, however, that any Lease may be cancelled if at the time of the cancellation thereof a new Lease is entered into with a bona fide, independent third-party on substantially the same terms or more favorable terms as the cancelled Lease; (G) other than any month-to-month Leases, not alter, modify or change the terms of any guaranty of a Lease or cancel or terminate such guaranty without the prior written consent of Lender; (H) not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender; and (I) execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Lender shall from time to time reasonably request.

                  (c) All security deposits of lessees, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower into the Security Deposits Account. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Lender, shall, if permitted pursuant to any legal requirements, name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Lender. Borrower shall, upon request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, upon Lender's request, if permitted by any applicable legal requirements, turn over to Lender the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Lender subject to the terms of the Leases.

                  10.  REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING LOAN
                       ---------------------------------------------------------

                  Borrower represents, warrants and covenants as follows:

                  (a) The Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, and are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

                  (b) All certifications, permits, licenses and approvals as and to the extent required for the legal use, occupancy and operation of the Mortgaged Property including, without limitation, all applicable [ * ] permits, any applicable liquor license, certificate of completion and occupancy permit, have been or will be obtained and, to the extent obtained, are in full force and effect. With respect to those licenses and permits required for the current operation of the Mortgaged Property, to the extent such licenses and permits have not been issued to Borrower as of the date hereof, Borrower has made interim arrangements for the continued operations by the holders of such licenses and permits. Other than the proposed approximately 14-foot road widening, there is no proceeding pending or, to the best of Borrower's knowledge, threatened for the total or partial condemnation of, or affecting, the Mortgaged Property.

                  (c) Except as shown on the land survey of the Mortgaged Property delivered to Lender in connection with this Agreement, no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property. The Mortgaged Property is contiguous to and has access to a physically and legally open all-weather public street, has all necessary permits and approvals for ingress and egress, is adequately serviced by public water, sewer systems and utilities and is on one or more separate tax parcels, all of which are separate and apart from any other property owned by Borrower or any other person. The Mortgaged Property has all necessary access by public roads or easements which in each case are not terminable and are not subordinate to any mortgage other than the Mortgage.

                  (d) The Mortgaged Property is not subject to any leases, licenses or other use or occupancy agreements other than the Leases described in the rent roll delivered to Lender in connection with this Agreement. To the best of Borrower's knowledge, no person has any possessory interest in the Mortgaged Property or right to occupy any portion thereof except under and pursuant to the provisions of the Leases or [ * ] in the ordinary course of Borrower's business.

                  (e) The survey of the Mortgaged Property delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated and, to the best of Borrower's knowledge, except as set forth in Lender's title insurance policy insuring the Mortgage, does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

                  (f) Borrower does not have on the date hereof any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Mortgaged Property or the operation thereof, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein.

                  (g)  Intentionally omitted.

                  (h)  Intentionally omitted.

                  (i) To the best of Borrower's knowledge, neither the execution and delivery of the Loan Documents, Borrower's performance thereunder, the recordation of the Mortgage, nor the exercise of any remedies by Lender, will adversely affect: (A) the existing licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Mortgaged Property; or (B) any other law, rule or regulation applicable to the Mortgaged Property.

                  (j) All of the Leases currently in effect are month-to-month and are terminable by Borrower upon not more than 30 days' notice.


                  11.  SINGLE PURPOSE ENTITY; AUTHORIZATION; NEGATIVE COVENANTS
                       --------------------------------------------------------

                  Borrower represents and warrants, and covenants for so long as any obligations secured by the Mortgage remain outstanding, as follows:

                  (a) Borrower does not and will not own any asset or property other than: (i) the Mortgaged Property; and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

                  (b) Borrower does not and will not engage in any business other than the ownership, management and operation of the Mortgaged Property, and Borrower will conduct and operate its business in all material respects as presently conducted and operated.

                  (c) Except with respect to a Management Agreement approved by Lender and a Development Agreement contemplated to be entered into after the date hereof pursuant to which Insignia [ * ] Corp. or an affiliate is to be paid a development fee not to exceed 5% of project costs exclusive of acquisition costs, Borrower will not enter into any contract or agreement with any Guarantor or an affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length third-party basis.

                  (d) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than: (i) the Debt; (ii) the [ * ] Loan and Permitted Manager Loans, as such terms are defined, and as contemplated and permitted, under Borrower's operating agreement in effect as of the date hereof; and (iii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances. Except with Lender's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by the Mortgaged Property. Lender's approval shall be granted or withheld at Lender's sole discretion. In connection with any such financing approved by Lender, Borrower shall be required to obtain and deliver to Lender a subordination and standstill agreement from such lender which shall be in form and substance satisfactory to Lender in its sole discretion.

                  (e) Without Lender's prior approval, Borrower has not made and will not make any loans or advances to any third party (including any constituent party, any Guarantor or any affiliate of Borrower, of any constituent party or of any Guarantor), except in de minimis amounts in the ordinary course of business and of the character of trade or operational expenses.

                  (f) Borrower has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or Guarantor, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents, as the case may be, of Borrower or such constituent party or Guarantor in a manner which would adversely affect Borrower's existence as a single purpose entity.

                  (g) Borrower will maintain books and records and bank accounts separate from those of its affiliates and any constituent party, and Borrower will file or cause to be filed separate tax returns. Borrower shall not change the principal place of its business without providing Lender with at least 30 days prior written notice of such change to Lender.

                  (h) Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower, any constituent party, any Guarantor or any affiliate of any constituent party or Guarantor).

                  (i) Neither Borrower nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Borrower.

                  (j) Borrower will not commingle its funds and other assets with those of any constituent party, any Guarantor, any affiliate of Borrower, of any constituent party or of any Guarantor, or any other person.

                  (k) Borrower will not file or consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

                  (l) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

                  (m) Borrower's manager shall at all times maintain at least one duly appointed independent member of its Board of Directors, which member has not been at the time of such individual's appointment and may not have been at any time during the preceding two years: (i) a stockholder of, or an officer or an employee of Borrower; (ii) a customer of or supplier to Borrower; (iii) a person or other entity controlling any such stockholder, officer, employee, customer or supplier; or (iv) a member of the immediate family of any such stockholder, officer, employee, customer or supplier or any other director of Borrower. As used in this subsection (m), the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person or entity, whether through ownership of voting securities by contract or otherwise.


                  12.  MAINTENANCE OF MORTGAGED PROPERTY
                       ---------------------------------

                  Borrower shall cause the Mortgaged Property to be maintained in a safe condition and repair. Subject to the provisions of Section 62 hereof, the Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Lender or as set forth in a Lender-approved Budget. Except as expressly permitted in writing by Lender, such permission not to be unreasonably withheld or delayed, Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender. Except with Lender's prior approval, which approval shall not be unreasonably withheld or delayed, Borrower shall not take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership. Anything herein to the contrary notwithstanding, Borrower and Lender contemplate that during the term of the Loan the Improvements shall be [ * ] in accordance with plans and specifications which are subject to Lender's prior approval, which approval shall not be unreasonably withheld or delayed; provided, however, that no such approval shall be required with respect to any environmental remediation required by any governmental agency or instrumentality or in connection with the [ * ] located on the Mortgaged Property. Any such [ * ] with Lender's prior approval shall not be deemed to be a breach of this Section or constitute the basis for an Event of Default hereunder.


                  13.  TRANSFER OR ENCUMBRANCE OF THE MORTGAGED PROPERTY
                       -------------------------------------------------

                  (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower and its managing members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Mortgaged Property.

                  (b) Except as expressly set forth herein, no sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property, or of any interest therein, shall be permitted during the term of the Loan without Lender's prior written approval. A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Section shall be deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; and (iii) if Borrower or any managing member of Borrower is a limited or general partnership, limited liability company or joint venture, the change, removal or resignation of a general partner, managing member or joint venturer or the transfer of the partnership interest of any general partner, the membership interest of any managing member or the interest of any joint venturer. Notwithstanding anything to the contrary provided herein, the principals of Borrower existing on the date hereof shall have the right to transfer, voluntarily or involuntarily, their ownership interests in Borrower:
(A) to one or more single purpose entities owned and controlled by Insignia Financial Group, Inc., [ * ] and/or [ * ], or by an affiliate of Insignia Financial Group, Inc., [ * ] and/or [ * ], with respect to which transfers Lender shall be given notice, but for which Lender's consent shall not be required; and (B) to one or more third-party single purpose entities provided in the case of all transfers under clause (A) or clause (B) that: (1) Borrower maintain at all times when any portion of the Loan remains outstanding not less than $10,000,000.00 cash equity in the Mortgaged Property; (2) any proceeds of such transfers in excess of $10,000,000.00 shall either be paid to Lender for application in reduction of the outstanding principal balance of the Loan, or be applied in respect of Lender-approved construction and development costs at the Mortgaged Property; (3) Insignia Financial Group, Inc., itself or together with [ * ] and/or [ * ], shall retain decision-making and operational control of Borrower; and (4) with respect to transfers under clause (B) above, the identity of the transferees of such equity interests shall be subject to Lender's prior approval, not to be unreasonably withheld or delayed, and in all events Lender's failure to approve or disapprove any proposed transferee within three business days of such request shall be deemed approval.

                  (c) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Lender's consent where such consent was required. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged

Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

                  (d) Lender's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Lender's right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this Section shall be null and void and of no force or effect.

                  (e) Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, Lender's reasonable out-of-pocket attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.


                  14.  ESTOPPEL CERTIFICATES; AFFIDAVITS
                       ---------------------------------

                  (a) Within ten (10) days after request by Lender or Borrower, each shall furnish the other with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the rate of interest of the Note; (iv) the date on which installments of interest and/or principal were last paid; (v) any offsets or defenses to the payment of the Debt; and (vi) that the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement and the other Loan Documents are valid, legal and binding obligations, which have not been modified or if modified, giving particulars of such modification.

                  (b) Within ten (10) days after request by Lender, Borrower shall furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

                  (c) Borrower shall deliver to Lender upon request, tenant estoppel certificates from each tenant under a Lease in form and substance reasonably satisfactory to Lender; provided, however, that Borrower shall not be required to deliver such certificates more frequently than one time in any calendar year.


                  15.  CHANGES IN THE LAWS REGARDING TAXATION
                       --------------------------------------

                  If any law is enacted, adopted or amended after the date of this Agreement which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation, or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Mortgaged Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender or its counsel determines that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.


                  16.  NO CREDITS ON ACCOUNT OF THE DEBT
                       ---------------------------------

                  Borrower will not claim, demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than 90 days, to declare the Debt immediately due and payable.


                  17.  DOCUMENTARY STAMPS
                       ------------------

                  If at any time the United States of America, any State or Territory thereof or any subdivision of any such State or Territory shall require revenue or other stamps to be affixed to the Note or the Mortgage, or shall impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.


                  18.  CONTROLLING AGREEMENT
                       ---------------------

                  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Agreement and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Lender's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Borrower's and Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.


                  19.  BOOKS AND RECORDS
                       -----------------

                  Borrower will maintain full and accurate books of accounts and other records reflecting the operations of the Mortgaged Property. Borrower will furnish, or cause to be furnished to Lender, within 30 days of the end of each calendar month, the following items, each certified by a senior financial officer of Borrower as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the Uniform System of Accounts for [ * ] properties as approved by [ * ] (as in effect from time to time, the "Uniform System of Accounts"), consistently applied: (a) a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (b) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Mortgaged Property, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); and (c) a written statement dated as of the last day of the most recently ended month showing [ * ]. Upon request by Lender, Borrower will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrower shall furnish, within 90 days following the end of each calendar year, a statement of the financial affairs and condition of the Mortgaged Property, including a statement of profit and loss and a balance sheet for the Mortgaged Property (and Borrower) for the immediately preceding fiscal year, prepared by an independent certified public accountant acceptable to Lender. Borrower shall deliver to Lender on or before December 31 of each calendar year an itemized operating budget and capital expenditure budget for the Mortgaged Property and a management plan for the Mortgaged Property for the next succeeding calendar year in such detail as Lender may reasonably request. Borrower shall promptly after receipt deliver to Lender copies of all quality inspection reports or similar reports or inspection results that are delivered to it by the Franchisor. At any time and from time to time Borrower shall deliver to Lender or its agents such other financial data as Lender or its agents shall reasonably request with respect to Borrower and the ownership, maintenance, use and operation of the Mortgaged Property. All information required to be furnished to Lender pursuant to this Section shall be on the form provided by Lender (which form shall accompany Lender's request).


                  20.  PERFORMANCE OF OTHER AGREEMENTS
                       -------------------------------

                  Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.


                  21.  FURTHER ASSURANCES; RIGHT TO SPLIT AND PARTICIPATE THE
                       LOAN
                       ------------------------------------------------------

                  (a) Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Mortgaged Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation such rights and remedies available to Lender pursuant to this Section; provided, however, that so long as Borrower is in compliance with the terms and conditions of this Agreement, Lender will first seek Borrower's assistance in exercising and perfecting such rights and remedies.

                  (b) Borrower acknowledges that Lender intends to sell the Loan to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. In connection therewith, Borrower agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities. The information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to various investors. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower.

                  (c) Lender shall have the right, at any time in its sole and absolute discretion, to split and sever the Loan into two or more separate loans, or to sell participations in the Loan to third parties. Borrower shall execute and deliver all such instruments, documents and other papers, and do or cause to be done all such acts and things as Lender may reasonably request in order to effect such splitter and severance or participation. In no event shall any such splitter and severance or participation expand or increase Borrower's liability or obligations hereunder, and Lender shall pay all of Borrower's actual out-of-pocket expenses and third-party costs (including attorneys fees and expenses associated therewith). In connection with any participation, Borrower agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests and Lender may share such information and any other information in Lender's possession concerning Borrower and the Loan with prospective participants and other third-party advisory firms involved with such activities.

                  (d) If Lender intends to sell the Loan or any interest therein to a third party, not affiliated with Lender, and Lender reasonably believes that such third party is a direct competitor of Insignia Financial Group, Inc., [ * ] and/or [ * ], then Lender shall give Borrower notice thereof three business days prior to the closing of such sale. This provision is intended solely to create an obligation for Lender to give Borrower notice of any such sale, and shall not otherwise create or confer any other rights of any kind with respect to the Loan, or give rise to any claim for damages or form the basis for any injunctive relief by reason of any such sale.


                  22.  RECORDING OF MORTGAGE
                       ---------------------

                  Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time, will cause the Mortgage, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest thereof upon, and the interest of Lender in, the Mortgaged Property. Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any mortgage supplemental thereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Mortgage.


                  23.  REPORTING REQUIREMENTS
                       ----------------------

                  Borrower agrees to give prompt notice to Lender of the insolvency or bankruptcy filing of Borrower or any constituent thereof, or the death, insolvency or bankruptcy filing of any Guarantor.

                  24.  EVENTS OF DEFAULT
                       -----------------

                  Subject to the provisions of Section 63 hereof, the term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

                  (a)  if any portion of the Debt is not paid prior to the tenth
(10th) day after the date such payment is due or if the entire Debt is not paid on or before the Maturity Date;

                  (b) subject to Borrower's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable other than by reason of Servicer's failure to properly apply amounts escrowed for such purpose;

                  (c) if the Policies are not kept in full force and effect other than by reason of Servicer's failure to properly apply amounts escrowed for such purpose, or if the Policies are not delivered to Lender upon request;

                  (d) if Borrower transfers or encumbers any portion of the Mortgaged Property in a manner inconsistent with the terms of this Agreement;

                  (e) if any representation or warranty of Borrower, or of any Guarantor, made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

                  (f) if Borrower or any Guarantor shall make an assignment for the benefit of creditors, or if Borrower shall generally not be paying its debts as they become due;

                  (g) if a receiver, liquidator or trustee of Borrower or of any Guarantor shall be appointed, or if Borrower or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or any Guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Borrower or such Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within 90 days;

                  (h) if Borrower shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property, whether it be superior or junior in lien to the Mortgage;

                  (i) subject to Borrower's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien (except a lien for local real estate taxes and assessments not then due and payable) and such lien remains outstanding for a period of 30 days;

                  (j) if Borrower fails to cure promptly any violations of laws or ordinances affecting the Mortgaged Property (provided, however, that Borrower's failure to cure promptly existing violations of laws or ordinances of which Lender has been advised in writing, at or prior to closing, shall not constitute an Event of Default hereunder unless Borrower fails to cure such violations after receiving notice from the applicable governmental agency requiring that such violations be cured, and such failure continues for 90 days (or such shorter period as may be required by such agency or applicable law));

                  (k) except as expressly set forth in Sections 12 and 62 hereof or as otherwise expressly permitted in this Agreement, the actual or threatened material alteration, improvement, demolition or removal of any of the Improvements without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed;

                  (l) except as expressly set forth in Section 62 hereof, if there shall occur any material damage to the Mortgaged Property in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Agreement;

                  (m) subject to the provisions of Section 62 hereof, if without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed: (i) the manager under the Management Agreement (or any succeeding management agreement) resigns or is removed; (ii) the ownership, management or control of such manager is transferred to a person or entity other than the general partner or managing member of Borrower; or (iii) there is any material adverse change in or termination of the Management Agreement (or any succeeding management agreement);

                  (n) subject to the provisions of Section 62 hereof, if without Lender's prior written consent, there is any material change in the Franchise Agreement (or any succeeding franchise agreement);

                  (o) if for more than 30 days after receipt of notice from Lender, Borrower shall continue to be in default under any term, covenant or condition of this Agreement, the Assignment, the Environmental Agreement or any of the other Loan Documents other than as specified in any of subsections (a) through (n) of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such 30 day period and Borrower shall have promptly and diligently commenced to cure such default within such 30 day period, then the period to cure shall be deemed extended for up to an additional 60 days from Lender's default notice so long as Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction;

                  (p) subject to the provisions of Section 62 hereof, if a default has occurred and continues beyond any applicable cure period under the Management Agreement if such default permits a party to terminate or cancel the Management Agreement;

                  (q) subject to the provisions of Section 62 hereof, if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement if such default permits a party to terminate or cancel the Franchise Agreement;

                  (r) subject to the provisions of Section 62 hereof, if without Lender's prior written consent Borrower terminates or cancels a Franchise Agreement or operates the Mortgaged Property under the name of [ * ] other than as contemplated under such Franchise Agreement; and

                  (s) if Borrower fails, within 90 days of the date hereof, to obtain all required consent to the [ * ] Pledge; provided, however, that if notwithstanding Borrower's diligent efforts such consents are not obtained within such 90-day period, then the period to obtain such consents shall be extended for so long as Borrower is diligently pursuing such required consent, but only until such consent is refused.


                  25.  LATE PAYMENT CHARGE; SERVICER'S FEES
                       ------------------------------------

                  (a) Subject to the provisions of Section 63 hereof, if any portion of the Debt is not paid prior to the tenth (10th) day after the date such payment is due or if the entire Debt is not paid within 10 days after the Maturity Date, Borrower shall pay to Lender upon demand an amount equal to five (5%)
percent of such overdue portion of the Debt, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the other Loan Documents.

                  (b) Borrower shall pay a fee to the Servicer in respect of servicing the Loan in an amount equal to 15 basis points of the Loan on an annual basis. The Servicer's fees shall be payable monthly, contemporaneously with the payments of interest under the Note. In addition to the Servicer's fees payable monthly, Borrower shall pay all out-of-pocket costs incurred by Servicer in connection with its review of leases, non-disturbance agreements, property inspections, matters relating to casualty and condemnation at the Mortgaged Property and the occurrence of defaults under the Loan Documents.


                  26.  RIGHT TO CURE DEFAULTS
                       ----------------------

                  Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take such action as Lender may deem necessary to protect its security for the Loan. Lender is authorized to enter upon the Mortgaged Property for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose the Mortgage or collect the Debt, and the cost and expense thereof (including Lender's reasonable attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Mortgage, the Assignment, the Environmental Agreement and the other Loan Documents and shall be due and payable to Lender upon demand.


                  27.  REMEDIES
                       --------

                  (a) Upon the occurrence of any Event of Default, Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Mortgaged Property by Lender itself or otherwise including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

                       (i) declare the entire Debt to be immediately due and payable;

                       (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of the Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or otherwise in one or more parcels or in several interests or portions and in any order or manner;

                       (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of the Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of the Mortgage for the balance of the Debt not then due;

                       (iv)   sell for cash or otherwise the Mortgaged
         Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                       (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Assignment, the Environmental Agreement, the Note or in the other Loan Documents;

                       (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Mortgage;

                       (vii)  apply for the appointment of a trustee,
         receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                       (viii) revoke the license granted to Borrower to collect the Rents and other sums due under the Leases and enforce Lender's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Borrower with respect to the Mortgaged Property, whether in the name of Borrower or otherwise including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Mortgaged Property and every part thereof; and
         (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including Lender's reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                       (ix) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupancy of any portion of the Mortgaged Property occupied by Borrower and require Borrower to vacate and surrender possession of the Mortgaged Property to Lender or to such receiver and, in default thereof, evict Borrower by summary proceedings or otherwise; and

                       (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code, including the right to establish a lock box for all Rents and other receivables of Borrower relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, the Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

                  (b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement, whether under the provisions of this Section or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

                  (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of the Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

                  (d) Upon the completion of any sale or sales pursuant hereto, Lender or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower, to act in its name and stead (such power of attorney being coupled with an interest, and irrevocable), to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Lender may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that its attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

                  (e) Upon any sale made under or by virtue of this Section, whether made under the power of sale granted in the Mortgage or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under the Mortgage.

                  (f) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Borrower shall affect in any manner or to any extent the lien of the Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

                  (g) Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

                  (h) Lender may resort to any remedies and the security given by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents in whole or in part, and in such portions and in such order as determined in Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Mortgaged Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

                  (i) The interests and rights of Lender under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

                  (j) Anything herein to the contrary notwithstanding, if any of the foregoing remedies conflict or are otherwise inconsistent with any remedies available under the Mortgage (or as a matter of law in the jurisdiction governing the Mortgage) then, to the extent permitted as a matter of law in the jurisdiction in which any such remedy is being sought, such inconsistency shall be resolved in favor of the interpretation that would grant Lender the broadest possible remedies.

                  (k) Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations under any of the Loan Documents.


                  28.  RIGHT OF ENTRY
                       --------------

                  Lender and its agents shall have the right to enter and inspect the Mortgaged Property during normal business hours upon reasonable prior notice.


                  29.  INTENTIONALLY OMITTED.
                       ----------------------


                  30.  ACTIONS AND PROCEEDINGS
                       -----------------------

                  Lender has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its reasonable discretion, decides should be brought to protect its interest in the Mortgaged Property. Lender shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.


                  31.  WAIVER OF SETOFF AND COUNTERCLAIM
                       ---------------------------------

                  All amounts due under the Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower hereby waives the right to assert a counterclaim (other than compulsory counterclaims) in any action or proceeding brought against it by Lender, or arising out of or in any way connected with this Agreement, the Mortgage, the Note, any of the other Loan Documents, or the Debt.

                  32.  CONTEST OF CERTAIN CLAIMS
                       -------------------------

                  Notwithstanding the provisions of Sections 5 and 24(i) hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as: (a) Borrower shall have notified Lender of such nonpayment and the reasons therefor within five days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Mortgaged Property or any part thereof, in satisfaction thereof; (c) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety reasonably satisfactory to Lender, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property. Notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Lender, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.


                  33.  RECOVERY OF SUMS REQUIRED TO BE PAID
                       ------------------------------------

                  Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.


                  34.  MARSHALLING AND OTHER MATTERS
                       -----------------------------

                  Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force, and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Mortgage on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Agreement and on behalf of all persons to the extent permitted by applicable law.


                  35.  HAZARDOUS SUBSTANCES
                       --------------------

                  Except for matters set forth in the environmental reports furnished to Lender in connection with the Loan, Borrower hereby represents and warrants to Lender that, to the best of Borrower's knowledge: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any State or Territory super-lien and/or environmental clean-up statutes (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated, substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been, prior to Borrower's acquisition of the Mortgaged Property, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; and (d) no underground storage tanks exist on any of the Mortgaged Property. So long as Borrower owns or is in possession of the Mortgaged Property, Borrower shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances (other than existing conditions at the Mortgaged Property which, as and when remediated by Borrower, are to be remediated in accordance with Lender-approved plans and specifications, and de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Mortgaged Property, and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Lender if Borrower shall become aware of any other Hazardous Substances on the Mortgaged Property and/or if Borrower shall become aware that the Mortgaged Property is in violation of any Environmental Laws (other than with respect to existing conditions at the Mortgaged Property which shall be remediated in accordance with Lender-approved plans and specifications) and Borrower shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Borrower becomes aware of such Hazardous Substances or such violations, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure. Upon Lender's request, at any time and from time to time while this Agreement is in effect (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide at Borrower's sole expense, an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on the Mortgaged Property. If Borrower fails to provide such inspection or audit within 30 days after such request, Lender may order such inspection or audit, and Borrower hereby grants to Lender and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and, if not so paid, shall be added to the principal balance of the sums due under the Note and the Mortgage and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction, or assignment of the Mortgage and the exercise by Lender of any of its rights or remedies thereunder including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.


                  36.  ASBESTOS
                       --------

                  Borrower shall not remove, disturb, encapsulate or otherwise remediate any asbestos or any substance containing asbestos (collectively, "Asbestos") in the Improvements except in compliance with all Environmental Laws. If Borrower makes any alterations or modifications to the Improvements that would disturb or expose any Asbestos in the Improvements or cause any of such Asbestos to become friable, Borrower shall remove or encapsulate such Asbestos in compliance with all applicable Environmental Laws.


                  37.  ENVIRONMENTAL MONITORING
                       ------------------------

                  Borrower shall give prompt written notice to Lender of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about the Mortgaged

Property; (b) all claims made or threatened by any third party against Borrower or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees incurred by Lender in connection therewith. In the event that any operations and maintenance plan for Asbestos or any Hazardous Substance is formulated for the Mortgaged Property, upon Lender's reasonable request Borrower shall cause such operations and maintenance plan to be implemented at Borrower's expense. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work"), Borrower shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within a reasonable period after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law).


                  38.  MANAGEMENT OF THE MORTGAGED PROPERTY
                       ------------------------------------

                  Subject to the provisions of Section 62 hereof, Borrower further covenants and agrees with Lender as follows:

                  (a) Borrower shall cause the Improvements to be operated pursuant to the Franchise Agreement and the Management Agreement.

                  (b)  Borrower shall:

                       (i) pay all sums required to be paid by Borrower under the Franchise Agreement and the Management Agreement and promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder;

                       (ii) promptly notify Lender of any default under the Franchise Agreement or the Management Agreement of which it is aware and provide Lender with copies of any notices delivered in connection therewith;

                       (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement;

                       (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the manager under the Management Agreement;

                       (v) assign to Lender any right it may have to modify the Franchise Agreement or the Management Agreement;

                       (vi) grant Lender the right, but Lender shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Franchise Agreement shall be kept unimpaired and free from default;

                       (vii) use its reasonable efforts to obtain, from time to time, from the franchisor under the Franchise Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Franchise Agreement as may be requested by Lender, but not more frequently than twice a year; and

                       (viii) exercise each individual option, if any, to extend or renew the term of the Franchise Agreement upon demand by Lender made at any time within one year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

                  (c) Borrower shall not, without Lender's prior written consent, not to be unreasonably withheld or delayed: (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreement or the Management Agreement in any material respect; or (v) operate the [ * ] at the Mortgaged Property under the name [ * ] other than as contemplated under the Franchise Agreement or otherwise as permitted by Lender.

                  (d) Except for the Management Agreement, Borrower shall not, without Lender's prior written consent, not to be unreasonably withheld or delayed, enter into transactions with any affiliate including, without limitation, any arrangement providing for the management of the [ * ] on the Mortgaged Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would obtain in a comparable transaction with a person not an affiliate of Borrower.

                  (e) Borrower irrevocably authorizes and directs Franchisor to deliver to Lender: (i) all operating information concerning the Property submitted by Borrower to Franchisor; (ii) the written results of all quality assurance inspections of the Property performed by Franchisor's Quality Assurance Directors; and (iii) such other information that Lender or Lender's agents may reasonably request, from time to time, including any information in the possession of Franchisor relating to Borrower not included in the reports referred to above.


                  39.  HANDICAPPED ACCESS
                       ------------------

                  (a) Borrower agrees that after completion of the contemplated redevelopment of the Mortgaged Property, the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

                  (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of the Mortgaged Property, Borrower shall not alter the Mortgaged Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access

Laws without the prior written approval of Lender, not to be unreasonably withheld or delayed. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Lender.

                  (c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.


                  40.  ERISA
                       -----

                  (a) Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgage, this Agreement and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").

                  (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Agreement, as requested by Lender in its reasonable discretion, that: (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss. 2510.3-101(b)(2);

                  (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss. 2510.3-101(f)(2); or

                  (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. ss. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.


                  41.  INDEMNIFICATION
                       ---------------

                  In addition to any other indemnifications provided herein, in the Assignment, the Environmental Agreement or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless Lender from and against all liabilities, obligations, claims, demands, damages (excluding consequential damages), penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses), imposed upon or incurred by or asserted against Lender by reason of: (a) ownership of the Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents, except to the extent resulting from Lender's status or Lender's acts or omissions; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Borrower to perform or comply with any of the terms of this Agreement; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, reasonable out-of-pocket attorney's and consultant's fees, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made by Borrower in the Note, the Mortgage, this Agreement, the Environmental Agreement or the other Loan Documents being false in any material respect as of the date such representation or warranty was made; (l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto; and (m) the claims of any lessee of all or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Lender by reason of the application of this Section shall be immediately due and payable, shall be secured by the Mortgage and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. Subject to and as more particularly set forth in the Environmental Agreement, the obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction or assignment of this Agreement or the entry of a judgment of foreclosure, sale of the Mortgaged Property by nonjudicial foreclosure sale, or delivery of a deed in lieu of foreclosure.


                  42.  NOTICE
                       ------

                  Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be deemed given on the next business day if sent by Federal Express or other reputable overnight courier and designated for next business day delivery, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address or additional party as Borrower or Lender, as the case may be, shall in like manner designate in writing.


                  43.  AUTHORITY
                       ---------

                  Borrower represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement on Borrower's part to be performed; and (b) Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, as applied to and by the [ * ], and the related Treasury Department regulations, including temporary regulations. Lender represents and warrants that it has full power, authority and right to execute, deliver and perform its obligations pursuant to this Agreement.


                  44.  WAIVER OF NOTICE
                       ----------------

                  Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

                  45.  REMEDIES OF BORROWER
                       --------------------

                  In the event that a claim or adjudication is made that Lender has acted unreasonably or has unreasonably delayed acting in any case where by law or under the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's remedies shall be limited to injunctive relief or declaratory judgment.


                  46.  SOLE DISCRETION OF LENDER
                       -------------------------

                  Wherever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.


                  47.  NON-WAIVER
                       ----------

                  The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement. Borrower shall not be relieved of Borrower's obligations hereunder by reason of:
(a) the failure of Lender to comply with any request of Borrower or any Guarantor to take any action to foreclose the Mortgage or otherwise to enforce any of the provisions hereof or of the Note, the Assignment, the Environmental Agreement or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, the Mortgage, this Agreement, the Assignment, the Environmental Agreement or the other Loan Documents. Upon the occurrence and during the continuance of any Event of Default Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Upon the occurrence of any Event of Default Lender may take action to recover the Debt, or any portion thereof. Lender may enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose the Mortgage. The rights and remedies of Lender under this Agreement shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.


                  48.  NO ORAL CHANGE
                       --------------

                  This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.


                  49.  LIABILITY
                       ---------

                  If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Lender's consent to any transfer of the Mortgaged Property, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

                  50.  INAPPLICABLE PROVISIONS
                       -----------------------

                  If any term, covenant or condition of the Note, the Mortgage or this Agreement is held to be invalid, illegal or unenforceable in any respect, the Note, the Mortgage and this Agreement shall be construed without such provision.


                  51.  SECTION HEADINGS
                       ----------------

                  The headings and captions of the various Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


                  52.  COUNTERPARTS
                       ------------

                  This Agreement may be executed in any number of counterparts and each such duplicate original shall be deemed to be an original.


                  53.  CERTAIN DEFINITIONS
                       -------------------

                  Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein", the word "Lender" shall mean "Lender and any subsequent holder of the Note", the word "Debt" shall mean "the Note and any other evidence of indebtedness secured by the Mortgage", the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all reasonable attorneys' fees, paralegal and law clerk fees including, without limitation, fees at the pretrial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.


                  54.  HOMESTEAD
                       ---------

                  Borrower hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any State or Territory, in and to the Premises as against the collection of the Debt, or any part thereof.


                  55.  ASSIGNMENTS
                       -----------

                  Subject to the provisions of Section 21(d) hereof, Lender shall have the right to assign or transfer its rights under this Agreement without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Lender under this Agreement.


                  56.  SUBMISSION TO JURISDICTION
                       --------------------------

                  BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

AGREEMENT. LENDER MAY, AT ITS SOLE DISCRETION, ELECT THE STATE OF NEW YORK, NEW YORK COUNTY, OR THE UNITED STATES OF AMERICA, FEDERAL DISTRICT COURT HAVING JURISDICTION OVER NEW YORK COUNTY, AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.


                  57.  AGENT FOR RECEIPT OF PROCESS
                       ----------------------------

                  Borrower hereby irrevocably appoints Akin, Gump, Strauss, Hauer & Feld, LLP, 590 Madison Avenue, New York, New York 10022, Att'n.: Robert
G. Koen, Esq., as its authorized agent to accept and acknowledge, on behalf of Borrower, service of any and all process which may be served in any suit, action or proceeding of the nature referred to in Section 56 hereof in any State or Federal court within New York County. If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent reasonably satisfactory to Lender, and shall promptly deliver to Lender written evidence of such other agent's acceptance of such appointment.


                  58.  SERVICE OF PROCESS
                       ------------------

                  To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section 56 hereof may be served: (a) by registered or certified mail, postage prepaid, to Borrower at the address set forth above or to such other address of which Borrower shall have given Lender written notice; or (b) if Borrower shall not have made an appearance within 21 days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in Section 57 hereof, or such successor agent as shall have been identified in accordance with Section 57 hereof. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Borrower in the courts of any other jurisdiction.


                  59.  WAIVER OF JURY TRIAL
                       --------------------

                  BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THE MORTGAGE, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER OR LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE PARTIES.


                  60.  CHOICE OF LAW
                       -------------

                  THIS LOAN AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH JURISDICTION.

                  61.  ADVANCES OF UNFUNDED PROCEEDS; CONDITIONS PRECEDENT
                       ---------------------------------------------------

                  (a) Lender shall advance the unfunded balance of the Loan, to the extent not funded on and as of the date hereof, in the aggregate amount of $20,000,000.00 (the "Unfunded Proceeds") in accordance with the terms hereof including, without limitation, Borrower's satisfaction of the conditions precedent set forth in this Section.

                  (b) Upon Borrower's written request, the Unfunded Proceeds shall be advanced in up to four installments, each in the amount of not less than $5,000,000.00; provided, however, that portions of the Unfunded Proceeds may be advanced in amounts less than $5,000,000.00 if: (i) such funds are being advanced to pay the accrued and unpaid interest then payable, the then-current deposits to the Tax and Insurance Escrow Fund or the Servicer's fees then payable; or (ii) such advance reduces to zero the balance of the Unfunded Proceeds. The Unfunded Proceeds, as and when advanced, shall be deposited into the Redevelopment Funds Account, and made available to fund Lender-approved costs of construction at the Mortgaged Property, and other Lender-approved soft costs in connection with the development and operation of the Mortgaged Property in accordance with the provisions of the Redevelopment Funds Agreement. Any advance of Unfunded Proceeds under clause (i) of this subsection shall be made by Lender automatically at any time, without any requirement for further documentation, when there exist insufficient funds on deposit in the Redevelopment Funds Account and the Lockbox Account to pay the items enumerated in such clause (i), and such advances shall be paid directly to Lender for such purposes.

                  (c) Any request by Borrower for an advance of Unfunded Proceeds shall be made, and all conditions thereto satisfied, prior to the last day of the 18th full calendar month following the date hereof. From and after such date, Lender shall have no further or continuing commitment to advance, and Borrower shall have no further or continuing right to borrow, any portion of the Unfunded Proceeds.

                  (d) As more particularly set forth in the Redevelopment Funds Agreement, it shall be a condition to each advance of portions of the Unfunded Proceeds that: (i) there not be a then-existing payment default or Event of Default in respect of the Loan; (ii) there exist a Lender-approved Budget for the contemplated uses for such funds; (iii) Borrower shall have demonstrated to Lender's reasonable satisfaction that the construction to such date of all capital improvements at the Mortgaged Property has been completed without exceeding the Lender-approved Budget for such work, and that the Unfunded Proceeds, together with Borrower's available cash equity, are sufficient to complete the Lender-approved scope of work at the Mortgaged Property; and (iv) Borrower shall have furnished evidence to Lender's reasonable satisfaction that all necessary and appropriate building permits have been issued and are in effect from the appropriate governmental authority.

                  (e) In addition to all other conditions set forth in this Section, it shall be a condition: (i) to the advance of the first $5,000,000.00 of Unfunded Proceds that Lender be furnished with a preliminary conceptual site plan for the Mortgaged Property, preliminarily illustrating the location of the building footprints for the various components included in the master development plan for the Mortgaged Property, walkways, driveways, parking structures and surface parking areas; (ii) to the advance of the next $5,000,000.00 of Unfunded Proceeds that Lender be furnished with an updated conceptual site plan for the Mortgaged Property, together with a preliminary detailed project budget for the development as proposed therein; and (iii) to the next advance of Unfunded Proceeds (after the first $10,000,000.00 has been advanced) that Lender be furnished with evidence that all permits that are required for the development of the [ * ] component at the Mortgaged Property have issued.

                  (f) Borrower may elect at any time, by written notice to Lender, to terminate Lender's commitment to advance the Unfunded Proceeds. Any earned but unpaid portion of the Unfunded Commitment Fee shall be paid at the time of such termination.

                  62. INAPPLICABILITY OF CERTAIN PROVISIONS BY REASON OF PORTIONS OF THE MORTGAGED PROPERTY NOT OPERATING; INAPPLICABILITY OF REFERENCES TO MANAGEMENT AGREEMENT AND FRANCHISE AGREEMENT
-------------------------------------------------------------------------------

                  (a) Certain portions of the Mortgaged Property are not currently operating and do not generate any proceeds or revenue. Accordingly, wherever in this document certain provisions are expressly made subject to the provisions of this Section 62, such provisions shall not apply to those portions of the Mortgaged Property not operating unless and until proceeds or revenue is generated therefrom. The provisions of the following Sections hereof shall not be applicable unless and until proceeds or revenue is generated therefrom:
Sections 2, 7, 12, 24(j), (k), (l), (m), (n), (p), (q) and (r), 38 and 39.

                  (b) Those provisions hereof which refer to a Management Agreement or Franchise Agreement shall be and become applicable only if, as and when such documents are executed and delivered.


                  63.  SERVICER'S FAILURE
                       ------------------

                  Anything herein or in the other Loan Documents to the contrary notwithstanding, if any amounts payable hereunder or under any other Loan Document are not timely paid solely by reason of Servicer's failure to credit properly funds in the Lockbox Account, to transfer funds from the Lockbox Account or otherwise to follow its instructions properly given in accordance with the Loan Documents, such non-payment shall not constitute a default of Borrower's obligations hereunder, and no late charge, Default Rate interest or other charge will be imposed with respect thereto. Without limiting the foregoing, Lender acknowledges that it shall be Servicer's responsibility to make the disbursements described in Section 2 hereof and to cause all funds deposited into the Lockbox Account from time to time to be disbursed as provided in the Lockbox Agreement.


                  64.  LIMITATIONS ON RECOURSE
                       -----------------------

                  Anything herein to the contrary notwithstanding, Lender's recourse upon the occurrence of an Event of Default hereunder is limited pursuant to the express provisions of the Note.


                  65.  ENVIRONMENTAL RESERVE
                       ---------------------

                  The sum of $106,250.00 shall be deposited at closing into the Environmental Reserve Account. Amounts shall be released from the Environmental Reserve Account as follows:

                  (a) $20,000.00 shall be released for payment upon Lender's receipt of a report documenting the PCE sampling results for five to-be-installed ground water monitoring wells;

                  (b) $20,000.00 shall be released for payment upon Lender's receipt of a report documenting the sampling of areas of Tank Pit A and Tank Pit B (which sampling shall include for Total Petroleum Hydrocarbons (TPH)-gasoline, and for TPH-diesel;

                  (c) $26,250.00 shall be released upon Lender's receipt of evidence that oil-containing PCB transformers were removed from the Mortgaged Property and manifested off-site and sent to an approved landfill;

                  (d) $20,000.00 shall be released upon Lender's receipt of a report evaluating at least five soil and water samples from the land fill area for VOCs, BTEX, TPH and PCE on landfill area;

                  (e) $20,000.00 shall be released upon Lender's receipt of a report evaluating at least five soil samples from the drum storage area for VOCs, BTEX, TPH and PCE in the area under and surrounding the drums.

                  IN WITNESS WHEREOF, Borrower and Lender have executed this instrument as of the day and year first above written.


                                    BORROWER:

                                    [ * ]

                                    By:   Insignia [ * ] Corp.
                                          Manager


                                    By: /s/ Adam B. Gilbert
                                        ---------------------------------------
                                           Name: Adam B. Gilbert
                                           Title: Vice President and Secretary



                                    LENDER:

                                    LEHMAN BROTHERS HOLDINGS INC.


                                    By: /s/ Joseph J. Flannery
                                        ---------------------------------------
                                           Joseph J. Flannery
                                           Authorized Signatory















                                    [ACKNOWLEDGMENT]

STATE OF NEW YORK     )
                      :     ss.:
COUNTY OF NEW YORK    )


                  On the 9 day of July, 2002, before me, the undersigned, personally appeared Adam B. Gilbert, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the State of New York, County of New York.


(Notarial Seal)
                                    ----------------------------------
                                    Notary Public



STATE OF NEW YORK     )
                      :     ss.:
COUNTY OF NEW YORK    )


                  On the 9 day of July, 2002, before me, the undersigned, personally appeared Joseph J. Flannery, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the State of New York, County of New York.

(Notarial Seal)
                                    ----------------------------------
                                    Notary Public

                                    EXHIBIT A
                                    ---------

                                 Initial Budget
                                 --------------























================================================================================